Exhibit 10.57
CORRECTION
TO
STOCK OPTION AGREEMENT
     THIS CORRECTION TO STOCK OPTION AGREEMENT (this “Correction”) is made as of this September 20, 2005, in reference to that certain Stock Option Agreement grant date August 24, 2004, between Global Secure Corp. (f/k/a GlobalSecure Holdings, Ltd.) (the “Company”) and Ross H. Mandell, which is attached hereto (the “Stock Option Agreement”).
RECITALS
A. At a meeting of the Board of Directors of the Company held on August 24, 2004, the Board of Directors of the Company granted to Ross H. Mandell, a director of the Company options to purchase 1,000,000 shares of common stock of the Company at an exercise price of $1.21 per share (the “Options”).
B. The Board of Directors intended that the Options be granted to Mr. Mandell at the same price per share of $1.22 as the other options granted by the Company that day to officers of the Company, which price was the average price per share paid by the investors in the Company’s private placement. However, the Stock Option Agreement mistakenly reflected that the Options granted to Mr. Mandell were granted at an exercise price of $1.21 per share.
C. Consistent with the intent of the Board of Directors, the Company and Mr. Mandell desire to correct the error contained Stock Option Agreement so that the Stock Option Agreement will properly reflect that the exercise price of the Options is $1.22 per share. All other terms of the Stock Option Agreement will remain the same.
     NOW THEREFORE, in consideration of the recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and desiring to correct the Stock Option Agreement so as to properly reflect the terms of the grant, the parties intending to be legally bound, hereby agree as follows:
     1. The Stock Option Agreement is hereby amended by deleting all references to the exercise price of the Options at $1.21 and replacing therewith the exercise price of $1.22 per share. In all other respects, the Stock Option Agreement remains unchanged.
     2. This Correction may be executed in more than one counterpart, each of which taken together shall constitute one and the same original.
     3. The Stock Option Agreement as hereby modified is incorporated herein and this Correction together with the Stock Option Agreement shall constitute one single instrument.
IN WITNESS WHEREOF, the Company and Ross H. Mandell have caused this Correction to be executed as of this September 20, 2005.

GLOBAL SECURE CORP.		Option Holder:

By:	/s/ Charles A. Hasper	By:	/s/ Ross H. Mandell

Name: Title:	Charles A. Hasper Chief Financial Officer		Ross H. Mandell